UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2017

PATTERSON-UTI ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 West Sam Houston Pkwy N., Suite 800 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

(281) 765-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2017, Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), the holders of outstanding limited liability company interests of Multi-Shot (the “Sellers”), and MS Incentive Plan Holdco, LLC, a Delaware limited liability company, as sellers representative, pursuant to which Patterson-UTI agreed to acquire all of the issued and outstanding limited liability company interests of Multi-Shot from the Sellers (the “Transaction”).

Under the terms and conditions of the Purchase Agreement, the aggregate consideration to be paid by Patterson-UTI to the Sellers in the Transaction consists of $75 million in cash and 8,798,391 shares of Patterson-UTI common stock. The purchase price is subject to customary adjustments set forth in the Purchase Agreement relating to cash, net working capital and indebtedness of Multi-Shot as of the closing of the Transaction.

The Purchase Agreement provides that closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (ii) compliance by each party in all material respects with its covenants, (iii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iv) the receipt by Multi-Shot of consents of certain third parties under specified contracts.

Patterson-UTI and Multi-Shot have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of Multi-Shot’s businesses during the period between the execution of the Purchase Agreement and closing of the Transaction and (ii) the efforts of the parties to cause the Transaction to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act. Patterson-UTI and Multi-Shot have each agreed to indemnify the other party for certain liabilities, including liabilities arising from breaches of such party’s representations, warranties and covenants in the Purchase Agreement, in each case subject to the limitations set forth in the Purchase Agreement.

The Purchase Agreement contains certain termination rights for the benefit of each of Patterson-UTI and Multi-Shot, including, among others, the right to terminate the Purchase Agreement in the event that (i) the Transaction has not been consummated on or before November 3, 2017 or (ii) under certain conditions, if there has been a breach of certain representations or warranties or a failure to perform any covenant by the other party.

In connection with the closing of the Transaction, Patterson-UTI and the Sellers will enter into a registration rights agreement with respect to the shares of Patterson-UTI common stock to be issued at the closing of the Transaction (the “Issuance”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The Issuance will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2017, Patterson-UTI announced the appointment, effective September 8, 2017, of C. Andrew Smith, 47, as the Executive Vice President and Chief Financial Officer of Patterson-UTI. From April 2014 until September 2017, Mr. Smith served as Executive Vice President and Chief Financial Officer of Kirby Corporation, a

marine transportation and diesel engine services company. From January 2014 to April 2014, Mr. Smith served as Executive Vice President – Finance of Kirby Corporation. Prior to joining Kirby Corporation, Mr. Smith served as Senior Vice President and Chief Financial Officer of Benthic Geotech and was previously Chief Financial Officer for both Global Industries, LTD and NATCO Group. Mr. Smith is a Certified Public Accountant and holds a degree in business administration from the University of Houston.

Pursuant to an employment agreement with Mr. Smith (the “Employment Agreement”), Mr. Smith will be entitled to receive a base salary of $450,000 per year and will be eligible to participate in Patterson-UTI’s annual bonus arrangements and in all benefit plans generally available to other employees and in our incentive plans. Patterson-UTI will also pay to Mr. Smith a sign-on bonus of $250,000 at the conclusion of the first payroll period following the commencement of his employment. In addition, Mr. Smith has been awarded restricted stock units valued at $1.6 million pursuant to the Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan, which will vest in equal installments on the first and second anniversary of the commencement of his employment.

The Employment Agreement has an initial three-year term, subject to automatic annual renewal. Mr. Smith may terminate his employment under his Employment Agreement by providing written notice of such termination at least 30 days before the effective date of such termination. Under specified circumstances, Patterson-UTI may terminate Mr. Smith’s employment under his Employment Agreement for “Cause” (as defined in the Employment Agreement) by either (i) providing written notice 10 days before the effective date of such termination and by granting at least 10 days to cure the cause for such termination or (ii) by providing written notice of such termination at least 30 days before the effective date of such termination and by granting at least 20 days to cure the cause for such termination; provided that if the matter is reasonably determined by Patterson-UTI to not be capable of being cured, Mr. Smith may be terminated for cause on the date the written notice is delivered.

The Employment Agreement also provides for, among other things, severance payments and the continuation of certain benefits following termination by Patterson-UTI of Mr. Smith other than for Cause, or termination by Mr. Smith for “Good Reason” (as defined in the Employment Agreement). Under these provisions, if Mr. Smith’s employment is terminated by Patterson-UTI without Cause, or Mr. Smith terminates his employment for Good Reason, (i) Mr. Smith will have the right to receive a lump-sum payment consisting of 2.5 times the sum of his base salary plus the average annual cash bonus received by him for the three years prior to the date of termination, payable on the 60th day following his termination, (ii) Mr. Smith will have the right to receive a pro-rated lump-sum payment equal to his annual cash bonus based on actual results for the year, payable at the same time as annual cash bonuses are paid to active employees, (iii) Patterson-UTI will accelerate vesting of all options and restricted stock awards on the 60th day following Mr. Smith’s termination, and (iv) Patterson-UTI will pay Mr. Smith certain accrued obligations and certain obligations pursuant to the terms of employee benefit plans. If a termination by Patterson-UTI other than for Cause or by Mr. Smith for Good Reason occurs following a “Change in Control” (as defined in his Employment Agreement), Mr. Smith will generally be entitled to the same severance payments and benefits described above except that the pro-rated lump-sum payment for annual cash bonuses will be based on his highest annual cash bonus for the last three years, and the executive will be entitled to thirty months of subsidized benefits continuation coverage.

All of the foregoing severance benefits (other than the accrued obligations and benefit obligations) are conditioned on Mr. Smith’s execution of a release within 50 days of his termination that is not revoked during any applicable revocation period provided in such release.

The Employment Agreement also contains a non-disparagement covenant and certain confidentiality covenants prohibiting Mr. Smith from, among other things, disclosing confidential information. The Employment Agreement also contains non-competition and non-solicitation restrictions, pursuant to which Mr. Smith will not be permitted to compete with Patterson-UTI in certain circumstances for a period of one year following termination of employment.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2.

Patterson-UTI has also entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Smith. Under the Indemnification Agreement, in exchange for his service to Patterson-UTI, Patterson-UTI has agreed to, among other things, indemnify him against liabilities that may arise by reason of his status or service as an executive officer (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. This Indemnification Agreement is substantially similar to the indemnification agreements that have been entered into with each of the other executive officers and directors of Patterson-UTI. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, a copy of which was filed on April 28, 2004 as Exhibit 10.11 to Patterson-UTI’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 (SEC File No. 000-22664) and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 5, 2017, Patterson-UTI announced that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On September 5, 2017, Patterson-UTI also announced the appointment of Mr. Smith, effective September 8, 2017. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information provided in this Item 7.01 (including the exhibit referenced herein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be incorporated by reference in any filing made by Patterson-UTI pursuant to the Securities Act of 1933 or the Exchange Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 4, 2017, between Patterson-UTI Energy, Inc., certain holders of limited liability company interests of Multi-Shot, LLC, Multi-Shot, LLC and MS Incentive Plan Holdco, LLC.

10.2	Employment Agreement, dated as of September 3, 2017, between Patterson-UTI Energy, Inc. and C. Andrew Smith.

10.3	Form of Indemnification Agreement entered into between Patterson-UTI Energy, Inc. and certain of its directors and officers, filed on April 28, 2004 as Exhibit 10.11 to Patterson-UTI’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and incorporated herein by reference.

99.1	Press Release, dated September 5, 2017, announcing acquisition of Multi-Shot.

99.2	Press Release, dated September 5, 2017, announcing the appointment of C. Andrew Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017

PATTERSON-UTI ENERGY, INC.

By:	/s/ Seth D. Wexler
	Name:	Seth D. Wexler
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 4, 2017, between Patterson-UTI Energy, Inc., certain holders of limited liability company interests of Multi-Shot, LLC, Multi-Shot, LLC and MS Incentive Plan Holdco, LLC.

10.2	Employment Agreement, dated as of September 3, 2017, between Patterson-UTI Energy, Inc. and C. Andrew Smith.

10.3	Form of Indemnification Agreement entered into between Patterson-UTI Energy, Inc. and certain of its directors and officers, filed on April 28, 2004 as Exhibit 10.11 to Patterson-UTI’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and incorporated herein by reference.

99.1	Press Release, dated September 5, 2017, announcing acquisition of Multi-Shot.

99.2	Press Release, dated September 5, 2017, announcing the appointment of C. Andrew Smith.